Exhibit 107
Calculation of Filing Fee Tables
Form
S-8
(Form Type)
Nomad Foods Limited
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (2)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Ordinary Shares, no par value	Other (1)	15,164,767	$17.10 (1)	$259,317,516.00 (1)	$0.00015310	$39,701.51

Total Offering Amounts					$259,317,516.00		$ 39,701.51

Total Fees Previously Paid							N/A

Total Fee Offsets							N/A

Net Fee Due							$ 39,701.51

(1)
Calculated solely for the purpose of computing the amount of the registration fee pursuant to Rules 457(c) and (h) under the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to Rule 457(c) under the Securities Act, this price is calculated based on the average of the high and low of our ordinary shares, no par value per share, of Nomad Foods Limited (“Ordinary Shares”) as reported on the NYSE on June 9, 2025.

(2)
This registration statement covers a total of 15,164,767 Ordinary Shares reserved for issuance under the Nomad Foods Limited 2025 Equity Incentive Plan. Pursuant to Rule 416(a) under the Securities Act, this registration statement also covers an indeterminate number of additional Ordinary Shares which may be offered and issued under the reason of any stock dividend, stock split, recapitalization or other similar transaction.